UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

 (Address of principal executive offices)

20850

 (Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) EntreMed, Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”) on May 30, 2013. At the Annual Meeting, the Company’s stockholders approved the amendment to the Company’s 2011 Long-Term Incentive Plan (the “2011 Plan”).

Under the amendment to the 2011 Plan, (i) the number of shares of Common Stock reserved for issuance increased from 1,730,000 to 4,230,000, and (ii) the maximum number of shares of Common Stock that may be awarded to any one individual under the Plan increased from 750,000 to 1,300,000. The Company’s executive officers and directors are eligible to receive awards under the 2011 Plan in accordance with the terms and conditions set forth therein. A copy of the 2011 Plan was filed with the Securities and Exchange Commission on April 16, 2013 as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting and is incorporated herein by reference.

Following the meeting, the Compensation Committee recommended, and the Board of Directors (the “Board”) approved the grant of stock options to the Company’s Chief Executive Officer, Chief Operating Officer, and Vice President, Finance.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and approved three proposals, each of which is described in more detail in the Proxy Statement. The following is a brief description of each matter voted upon at the Annual Meeting, and the final voting results for each matter, including the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Election of Directors.  Each of Tak W. Mak, PhD, James Huang and Y. Alexander Wu, PhD were each elected to serve as a member of the Board for a term expiring at the annual meeting of stockholders as indicated in the Proxy Statement and until his successor is duly elected and qualified, as follows:

Director	FOR	WITHHELD	BROKER NON-VOTES
Tak W. Mak, PhD	12,591,110	763,945	9,009,150
James Huang	13,124,746	230,309	9,009,150
Y. Alexander Wu, PhD	13,124,560	230,495	9,009,150

Approval of the amendment to the 2011 Long-Term Incentive Plan. The stockholders voted to approve the amendment to the 2011 Plan, as follows:

FOR	11,869,813
AGAINST	570,479
ABSTAIN	914,762
BROKER NON-VOTES	9,009,151

Ratify Independent Registered Public Accountants.  The stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as follows:

FOR	20,897,935
AGAINST	545,883
ABSTAIN	920,387

Item 8.01 Other Events

On May 30, 2013, the Board reviewed the recommendations of the Company’s independent compensation consultant and approved director compensation for 2013. Each of Tak W. Mak, Jennie Hunter-Cevera and Alexander Wu will receive quarterly cash compensation of $5,000 per quarter. Wei-Wu He, Dwight L. Bush and James Huang will receive quarterly cash compensation of $13,750, $10,000 and $7,500, respectively. In addition, for each director the Board approved stock option compensation, which will vest ratably quarterly over one year. Mr. Bush, Dr. Mak and Dr. Hunter-Cevera were each award options for 37,500 shares. As new members of the Board, Mr. Huang and Dr. Wu were each awarded new member initial grant options for 50,000 shares. Dr. He was awarded options for 125,000 shares as Chairman of the Board, and in acknowledgement of his extraordinary service to the Company in connection with its most recent financing, he was awarded an additional one-time grant of 100,000 shares. The exercise price for all awards is the fair market value of the Company’s stock as of May 30, 2013, in accordance with terms of the 2011 Plan.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	EntreMed, Inc. 2011 Long-Term Incentive Plan, as amended (previously filed with, and incorporated herein by reference to, the Company’s Definitive Proxy Statement filed on April 16, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

Date: June 3, 2013